UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, Mark Isto, Executive Vice President and Chief Operating Officer of Royal Gold Corporation, provided his notice of retirement and resignation to Royal Gold, Inc. (the “Company”), which will become effective on a date to be determined between September 1, 2023, and December 31, 2023. Mr. Isto’s retirement and resignation is not related to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. During the next several months, Mr. Isto will begin transitioning his responsibilities to Dr. Martin Raffield, Vice President, Operations.

On May 25, 2023, the Company issued a press release concerning Mr. Isto’s retirement and resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2023, the Company filed a certificate of amendment (the “Amendment”) to its restated certificate of incorporation (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Amendment amends the TENTH provision of the Restated Certificate of Incorporation to limit the liability of officers, as permitted under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”).

The Amendment amends the Restated Certificate of Incorporation to limit the liability of directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation on liability is not permitted under the DGCL as presently in effect or as amended in the future. The Amendment permits exculpation of certain officers in connection with direct claims brought by stockholders. The Amendment does not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The Amendment does not exculpate officers from liability for claims brought by or in the right of the Company, such as derivative claims, nor for any act or omission occurring prior to May 26, 2023, the date on which the Amendment becomes effective.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2023. Stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1 – Election of three Class III director nominees to serve until the Company’s 2026 annual meeting of stockholders or until the director’s successor is duly elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Fabiana Chubbs	52,845,949	705,605	55,646	4,871,769
C. Kevin McArthur	49,935,155	3,625,656	46,389	4,871,769
Sybil Veenman	50,131,725	3,425,488	49,987	4,871,769

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
52,309,450	1,170,154	127,596	4,871,769

Proposal 3 – Approval, on an advisory basis, of the frequency with which the advisory vote to approve named executive officer compensation should be held.

Every Year	Two Years	Three Years	Abstain
52,834,838	78,742	624,466	69,154

Proposal 4 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
57,964,326	458,764	55,879	0

Proposal 5 – Approval of the Amendment to the Restated Certificate of Incorporation to limit the liability of certain officers as described above.

For	Against	Abstain	Broker Non-Votes
44,844,591	8,617,517	145,092	4,871,769

No other items were presented for stockholder approval at the meeting.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificte of Incorporation.
99.1	Press release dated May 25, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Dated: May 26, 2023	By:	/s/ Laura B. Gill
		Name:	Laura B. Gill
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer

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